EXHIBIT 99.1

Computershare

Delphi

Tax ID certification on file:

Maximum Eligible Shares:

DELPHI DISCOUNT RIGHTS OFFERING

THIS DISCOUNT RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 31, 2008, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Delphi has distributed to each Eligible Holder (except as set forth in the Prospectus (as defined below)), at no charge, for each $89.87 of such Eligible Holder’s Eligible Claim, one transferable right to purchase one share of common stock of reorganized Delphi at $38.39 per full share (the “Discount Rights”). Each Discount Right entitles an Eligible Holder who fully exercises its basic subscription privilege to subscribe, prior to the Expiration Date, for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the Expiration Date (the “oversubscription privilege”). The terms and conditions of the Discount Rights offering are set forth in Delphi’s Prospectus dated March 11, 2008 (as it may be amended or supplemented, the “Prospectus”), which is incorporated into this certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of Discount Rights, and is entitled to exercise the Discount Rights for the number of shares, shown on this Rights Certificate.

THE DISCOUNT RIGHTS ARE TRANSFERABLE
The Discount Rights are transferable until 5:00 p.m., New York City time, on the business day prior to the Expiration Date. Any transfer of Discount Rights must be made sufficiently in advance of the deadline to comply with settlement procedures applicable to sales of securities. The Discount Rights will not be listed on any securities exchange or quoted on any automated quotation system. Delphi cannot assure you that the shares of common stock of reorganized Delphi issued in respect of exercised Discount Rights will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. See below for some special requirements for transferors or transferees that are residents of, or have their principal place of business in, Texas.

EXERCISE PRICE
The exercise price for the Discount Rights is $38.39 in cash per full share. The exercise price for the oversubscription privilege is $38.64 in cash per full share. A fractional Discount Right will not be exercisable unless it is aggregated with other fractional Discount Rights so that when exercised, in the aggregate, such fractional Discount Rights result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional Discount Rights cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock.

METHOD OF EXERCISE OF RIGHTS
IN ORDER TO EXERCISE YOUR DISCOUNT RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH 31, 2008, UNLESS THE EXERCISE PERIOD IS EXTENDED.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #	Rights Exercise Amt. ($)
Discount Rights

Signature of Owner and U.S. Person for Tax Certification

Signature of Co-Owner (if more than one registered holder listed)

Date (mm/dd/yyyy)

15

Full payment of the exercise price for each share of common stock you wish to purchase must be made in U.S. dollars by (1) certified check drawn upon a U.S. bank payable to the rights agent, (2) cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent or (3) wire transfer of immediately available funds to the account maintained by the rights agent for the purpose of the Discount Rights offering, in each case in accordance with the “Instructions for Completion of Delphi Corporation Rights Certificates” that accompanied the mailing of the Prospectus. The rights agent will not accept non-certified checks drawn on personal or business accounts.

Payments of the exercise price for the common stock will be held in an escrow account until the effective date of the Plan, unless Delphi withdraws or terminates the Discount Rights offering. No interest will be paid to you on the funds you deposit with the rights agent. You will not receive any interest on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

For Texas Residents Only:

If you are a resident of, or have your principal place of business in, Texas, you will be entitled to exercise or transfer discount rights only if you complete and return to the rights agent the “Texas State Certification Form” that accompanied this Subscription Certificate.

For All Holders Of Discount Rights Who Desire To Transfer Discount Rights To A Resident Of Texas:

If you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, as a condition to that transfer, you or the proposed transferee must complete and return to the rights agent the “Texas State Certification Form” that accompanied this Subscription Certificate:

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1:  OFFERING INSTRUCTIONS (check the appropriate boxes)
IF YOU WISH TO EXERCISE YOUR FULL ENTITLEMENT OF DISCOUNT RIGHTS:

            I apply for ALL of my entitlement of new shares pursuant to the basic subscription

                  (no. of new shares) x $38.39 (per share) = $

            In addition, I apply for additional shares pursuant to the oversubscription privilege*

                 (no. of additional shares) x $38.64 (per share) = $

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF DISCOUNT RIGHTS:

            I apply for
                 (no. of new shares) x $38.39 (per share) = $

Amount of check, money order or wire transmitted $

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO PURCHASE COMMON STOCK:

Please disregard this mailing.

SECTION 2:  TO TRANSFER RIGHTS: For value received,            of the Discount Rights represented by this Subscription Certificate are assigned to:

(Print Full Name of Assignee/ Social Security Number)

(Print Full Address of Assignee)

(Signature(s) of Assignor(s))

IMPORTANT:  The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate. Your signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:

a) a commercial bank or trust company, or

b) a member firm of a domestic stock exchange, or

c) a savings bank or credit union

Signature Guaranteed		By
	(Name of Bank or Firm)		(Signature of Officer and Title)

SECTION 3:  SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for this offering of Discount Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription and the oversubscription privilege in the Discount Rights offering.

Signature of Subscriber(s)

(and address if different than that listed on this Rights Certificate)

Telephone number (including area code)

* You can participate in the oversubscription privilege only if you exercise your full entitlement of new shares pursuant to the basic subscription.

** If (i) you are a resident of, or have your principal place of business in, Texas, or (ii) you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, you (or in the case of clause (ii), you or the proposed transferee) must complete and return to the rights agent the “Texas State Certification Form” that accompanied this Subscription Certificate.

Please complete all applicable information and return to:
COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:
Computershare Trust Company, N.A.
Attn:  Corporate Actions
P.O. Box 859208
Braintree, MA 02185-9208

By Hand, Express Mail or Overnight Courier Delivery:
Computershare Trust Company, N.A.
Attn:  Corporate Actions
161 Bay State Drive
Braintree, MA 02184

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Any questions regarding this Subscription Certificate and the Discount Rights Offering may be directed to the Information Agent, Georgeson Shareholder Services, toll free at (800) 279-7134.